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[WILLKIE FARR & GALLAGHER LETTER HEAD]


December 26, 1995



The Board of Trustees
Mitchell Hutchins/
  Kidder, Peabody Investment Trust
1285 Avenue of the Americas
New York, New York  10019

Gentlemen:

We have acted as counsel to Mitchell Hutchins/Kidder, Peabody Investment Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the preparation of Post-Effective Amendment No. 14 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "Registration Statement"), relating to the offer and sale of an indefinite number of Class B shares of beneficial interest, par value $.001 per share (the "Shares") of PaineWebber Tactical Allocation Fund (the "Fund"), a series of the Trust.

We have examined copies of the Trust's Declaration of Trust, as amended (the "Trust Agreement"), the Trust's By-Laws as amended, the Registration Statement, votes relating to the issuance of the Shares adopted by the Trust's Board of Trustees at a duly constituted meeting of the Board of Trustees on August 30, 1995, and other records and documents that we have deemed necessary for the purpose of rendering the opinion expressed below. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for that opinion.

In our examination of the materials described above, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Trust and others. As to matters governed by the laws of The Commonwealth of Massachusetts, we have relied on the opinion of Messrs. Bingham, Dana & Gould dated the same date as this opinion and a copy of which is attached to this opinion.




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The Board of Trustees
Mitchell Hutchins/
  Kidder, Peabody Investment Trust
December 26, 1995
Page -2-


Based upon and subject to the foregoing, please be advised that it is our opinion that:

         1. The Trust is a trust with transferable shares of beneficial interest, organized in compliance with the laws of The Commonwealth of Massachusetts as a voluntary association; and

         2. The Shares, when issued and sold in accordance with the Trust Agreement and the Trust's By-Laws, will be legally issued, fully paid and non-assessable, except that shareholders of the Fund may under certain circumstances be held personally liable for the Trust's obligations.

We consent to the filing of this letter as an exhibit to the Registration Statement, to the reference to us in the Statements of Additional Information forming parts of the Registration Statement and to the filing of this letter as an exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration or qualification of the Trust or the Shares under the securities laws of any state or other jurisdiction.

Very truly yours,



WILLKIE FARR & GALLAGHER




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                              BINGHAM, DANA & GOULD
                               150 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1726
                                TEL: 617.951.8000
                                FAX: 617.951.8736

Direct Dial: 617-951-8381


                                December 26, 1995



Mitchell Hutchins/Kidder, Peabody Investment Trust
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel for Mitchell Hutchins/Kidder, Peabody Investment Trust (the "Trust"), a Massachusetts business trust created under a written Declaration of Trust dated March 28, 1991, as amended (the "Declaration of Trust").

     In connection with this opinion, we have examined the following described documents:

     (a) a certificate of the Secretary of State of The Commonwealth of Massachusetts as to the existence of the Trust;

     (b) copies of the Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State; and

     (c) A certificate executed by an appropriate officer of the Trust certifying as to, and attaching copies of, the Trust's Declaration of Trust and By-Laws and certain votes of the Trustees of the Trust authorizing the issuance of an indefinite number of certain shares of beneficial interest in the Trust.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     This opinion is based entirely on our review of the documents listed above. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.





              BOSTON       LONDON        WASHINGTON         HARTFORD


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